Exhibit 99(a)

Household Finance Corporation
Household Automotive Trust 2002-1
---------------------------------

Original Principal Class A
   Class A-1                              229,000,000
   Class A-2                              267,000,000
   Class A-3                              286,000,000
   Class A-4                              218,000,000
Number of Class A Bonds (000's)
   Class A-1                                  229,000
   Class A-2                                  267,000
   Class A-3                                  286,000
   Class A-4                                  218,000


Distribution Date                                                   2002 Totals
Days

CLASS A
Class A-1 Principal Distribution                                  202,289,840.52
Class A-1 Interest Distribution                                     1,447,618.01

Class A-2 Principal Distribution                                            0.00
Class A-2 Interest Distribution                                     4,038,375.00

Class A-3 Principal Distribution                                            0.00
Class A-3 Interest Distribution                                     5,898,750.00

Class A-4 Principal Distribution                                            0.00
Class A-4 Interest Distribution                                     5,263,610.02